Exhibit 10.2

PROMISSORY NOTE SECURED BY DEED OF TRUST

$800,000.00	Irvine, California	February 15, 2012

FOR VALUE RECEIVED, the undersigned (the “Borrower”), promises to pay to the order of CARDINAL INVESTMENT PROPERTIES – RAMSGATE, L.P., a California limited partnership (the “Lender”), or its assignee, at the address set forth below for Lender or such other place as may be designated from time to time in writing by Lender, the principal sum of Eight Hundred Thousand and No/100 Dollars ($800,000.00) (the “Loan Amount”), or so much as may be advanced (including any additional advance of monies as may from time-to-time be made to Borrower by Lender) hereunder (the “Loan”), in lawful money of the United States of America, plus interest and other charges as provided herein.

1.                   Except as provided immediately below with regard to the “Default Rate” and the minimum interest payable in the event this Note is prepaid as provided in Section 3 below, interest on this Note shall accrue at a rate equal to Twelve Percent (12%) per annum, simple interest, commencing upon the date on which Lender disburses the Loan proceeds to Borrower (the “Disbursement Date”). Interest shall be due and payable quarterly, commencing on the date that is one (1) month after the Disbursement Date, and continuing thereafter until the entire principal balance under this Note has been paid. A fee of Five Percent (5%) of the Loan Amount, or Forty Thousand and No/100 Dollars ($40,000.00) (“Service Fee”), shall be deemed earned upon the funding of the Loan and shall be paid at the Disbursement Date. In the event Borrower exercises its option to extend the Maturity Date (defined below) pursuant to Section 2 of this Note, interest shall be due and payable monthly, commencing on the date that is one (1) month after the one (1) year anniversary of the Disbursement Date, and continuing thereafter until the entire principal balance under this Note has been paid. During the pendency of any Event of Default (as hereinafter defined), the default interest rate (the “Default Rate”) shall be equal to Seventeen Percent (17%) per annum, simple interest.

2.                   The entire Loan Amount, and all unpaid accrued interest under this Note, shall collectively be due and payable on the one (1) year anniversary of the Disbursement Date (the “Maturity Date”); provided, however, that (a) Borrower may, at Borrower’s option, provided that the Loan is not in default at that time, extend the Maturity Date for up to one (1) additional period of six (6) months (the “Loan Extension Period”) by giving written notice to Lender not less than ten (10) days prior to the then-current Maturity Date, which notice shall be accompanied by payment to Lender of: (i) a non-refundable sum in good funds equal to Two Percent (2%) of the then existing loan balance as of the first day of the Loan Extension Period (an “Extension Payment”), (ii) any unpaid interest accrued under the Loan from the Disbursement Date through the date upon which the Loan Extension Period commences, and (b) interest accruing under this Note during any Loan Extension Period shall be paid monthly in arrears on the first day of each month during the applicable Loan Extension Period.

3.                   This Note may be prepaid in whole or in part without penalty before the Maturity Date. Any such prepayment under this Note shall be applied (i) first to payment of the Extension Payment, if applicable, (ii) then to any unpaid third-party costs incurred by Lender with respect to the Loan as provided in Section 5 of the Loan Agreement, (iii) then to any accrued but unpaid interest under the Loan and (iv) last to the reduction of the outstanding principal balance hereunder. Notwithstanding the foregoing, in no event shall the total cumulative interest payable with respect to the Loan be less than Seventy-Two Thousand and No/100 Dollars ($72,000.00) (the “Minimum Interest”), regardless of when the Loan is repaid. If the Loan is pre-paid, any portion of the Pre-Paid Interest that is unearned, over the Minimum Interest, will be credited against the remaining principal balance.

4.                   Time is of the essence of the performance of Borrower’s obligations under this Note. An “Event of Default” is defined as Borrower’s: (a) failure to pay the entire unpaid principal balance of (and all unpaid accrued interest on) this Note on or before the Maturity Date; or (b) failure to pay any other payment required hereunder by the delinquency date defined in Section 5, below; or (c) failure to comply with the “Due on Sale/Encumbrance” provision of the Trust Deed as described in Section 8, below; or (e) failure to cure any non-monetary event of default under the Trust Deed [other than as covered in (c) above] within the thirty (30) days next following written notice thereof from Lender to Borrower. Upon the occurrence of an Event of Default, the entire unpaid principal balance of and all unpaid accrued interest on this Note shall become immediately due and payable at Holder’s option and without further notice. Holder’s failure to exercise such option, or any other remedy provided herein, shall not constitute a waiver of the right to do so upon the occurrence of any subsequent Event of Default.

5.                   Any payment required under this Note which is not received by Holder within ten (10) days of its due date hereunder (other than the full principal balance at maturity) shall be considered to be delinquent and Borrower shall pay to Holder on demand a late charge in the amount equal to three percent (3%) of the late payment. Borrower and Holder agree that the late charge is intended to be a reasonable approximation of the actual damages incurred by Lender as a result of such overdo payment, which damages the parties acknowledge are difficult to estimate. The imposition or collection of a late charge is in addition to and not in lieu of the increase of the rate of interest to the Default Rate or any other rights or remedies Holder may have as a result of the late payment.

6.                   If, upon the occurrence of an Event of Default, Holder consults with an attorney regarding the enforcement of any of its rights under this Note or the Trust Deed, or if this Note is placed in the hands of an attorney for collection, or if a lawsuit, litigation or other action is instituted to enforce this Note or Trust Deed, or if Borrower files for or is otherwise involved in a Bankruptcy which in any way affects the rights of Lender to enforce its rights under this Note, then in any such event, Borrower promises to pay all costs thereof, including reasonable attorneys’ fees or costs of litigation. Such costs and attorneys’ fees shall include, without limitation, those incurred on any appeal and in any proceeding under any present or future bankruptcy or similar act or state receivership.

7.                   Borrower acknowledges and agrees that the Loan has been arranged by R. Jeffrey Spindler, Park Place Partners Capital, Inc., a licensed California real estate broker (License No. 00775023) (the “Broker”). Broker has been retained by Lender, and Borrower has no responsibility for any fee or commission payable to said broker. Notwithstanding anything to the contrary set forth elsewhere herein, this Note is hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity of the debt evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of the money advanced or to be advanced under this Note exceed the highest lawful rate permissible under the laws of the State of California as applicable to Borrower. If, from any circumstances whatsoever, fulfillment of any provision hereof or of any other agreement, evidencing or securing the debt, at the time performance of such provisions shall be due, shall involve the payment of interest in excess of that authorized by law, the obligation to be fulfilled shall be reduced to the limit so authorized by law; and if from any circumstances, Lender shall ever receive as interest an amount which would exceed the highest lawful rate applicable to the Borrower, such amount would be excessive interest shall be applied to the reduction of the unpaid principal balance of the debt evidenced hereby and not to the payment of interest. In the event any such excess exceeds the then unpaid principal balance hereunder, such interest as is so in excess of the then unpaid balance hereunder shall be refunded to Borrower.

8.                   This Note is secured by, among other things, that certain Deed of Trust with Assignment of Rents (Long Form) with Rider attached of an even date herewith describing real property and other assets (the “Collateral”) owned by Borrower and located in Riverside County, California (the “Trust Deed”). The Trust Deed provides in part:

Due on Sale/Encumbrance: Trustor shall not sell, transfer, assign, further encumber, hypothecate, or in any way dispose of or use as collateral for another loan or obligation of Trustor, the Property or any interest therein without first obtaining the prior written consent of Beneficiary, which consent may be granted, conditioned or withheld in the sole discretion of Beneficiary. Any violation of the restrictions set forth herein, whether by act, omission of by virtue of law, shall be considered a default in the performance of the obligations of Trustor under the Trust Deed and Beneficiary shall have the same rights with respect thereto as are provided to Beneficiary under the Trust Deed with respect to any default by Trustor in the payment of any indebtedness secured under the Trust Deed or in Trustor’s performance of any agreement thereunder.

9.                   Borrower owns certain real property in addition to the Collateral, which real property is identified on Exhibit “A” attached hereto (the “Borrower’s Other Real Property”). Notwithstanding anything to the contrary herein, the Borrower’s Other Real Property shall not be deemed to be part of the Collateral. In the event that Borrower obtains mortgage financing encumbering Borrower’s Other Real Property, or any portion thereof, without the prior written consent of Lender, in Lender’s sole and absolute discretion, this Loan shall become immediately due and payable.

10.                Borrower hereby waives presentment, demand for payment, notice of dishonor, protest, and notice of protest. Any modification to this Note must be set forth in writing which, to the extent enforcement thereof may be sought against Holder, must be executed by Holder. This Note shall be governed by and construed and enforced in accordance with the laws of the state of California. The liability of all persons and entities who are in any manner obligated hereunder shall be joint and several.

11.                Limitations on Recourse. Notwithstanding anything in the Loan Documents to the contrary, but subject to the qualifications and other provisions in clauses (a), (b) and (c) of this Section 11 below, Lender and Borrower agree that: (i) Borrower shall be liable for the obligations arising under the Loan Documents to the full extent (but only to the extent) of the security therefor, the same being all properties (whether real or personal), rights, estates and interests now or at any time hereafter securing the payment of the Debt and/or the other obligations of Borrower under the Loan Documents; (ii) if a default occurs in the timely and proper payment of all or any part of the Loan, any judicial proceedings brought by Lender against Borrower shall be limited to the preservation, enforcement and foreclosure, or any thereof, of the liens, security titles, estates, assignments, rights and security interests now or at any time hereafter securing the payment of the Loan and/or the other obligations of Borrower under the Loan Documents, and no attachment, execution or other writ of process shall be sought, issued or levied upon Borrower’s Other Real Property; and (iii) in the event of a foreclosure of such liens, security titles, estates, assignments, rights or security interests securing the payment of the Loan, no judgment for any deficiency upon the Loan shall be sought or obtained by Lender against Borrower.

a.                   Nothing contained in this Section 11 shall (1) be deemed to be a release or impairment of the Loan or the lien of the Loan Documents upon the Collateral, or (2) preclude Lender from foreclosing under the Loan Documents in case of any default or from enforcing any of the other rights of Lender, including naming Borrower as a party defendant in any action or suit for foreclosure and sale under the Trust Deed, or obtaining the appointment of a receiver or prohibit Lender from obtaining a personal judgment against Borrower on the Loan to the extent (but only to the extent) such judgment may be required in order to enforce the liens, security titles, estates, assignments, rights and security interests securing payment of the Loan, or (3) limit or impair in any way whatsoever the Guaranty of Recourse Obligations of Borrower (the “Guaranty”) of even date executed and delivered by William A. Shopoff (the “Guarantor”) in connection with the indebtedness evidenced by this Note or release, relieve, reduce, waive or impair in any way whatsoever, any obligation of any party to the Guaranty or (4) release, relieve, reduce, waive or impair in any way whatsoever any obligations of any person other than Borrower which is a party to any of the other Loan Documents.

b.                   In the event of fraud or material misrepresentation by Borrower or the Guarantor in connection with the Loan Documents or the documents delivered by Borrower, or if any petition or proceeding for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by Borrower (or if any such petition or proceeding was not so filed by Borrower, but Borrower or Guarantor or their respective agents, affiliates, officers or employees consented to, acquiesced in, arranged or otherwise participated in bringing about the institution of such petition or proceeding), the limitations on recourse set forth in this Section 11 will be null and void and completely inapplicable, and this Note shall be full-recourse to Borrower.

c.                    Nothing contained herein shall in any manner or way release, affect or impair the right of Lender to recover, and Borrower shall be fully and personally liable and subject to legal action, for, any loss, cost, expense, damage, claim or other obligation (including without limitation reasonable attorneys’ fees and court costs) incurred or suffered by Lender arising out of or in connection with the following: (i) Borrower’s failure to obtain Lender’s prior written consent to any subordinate financing or any other encumbrance on the Collateral or any other real property owned by Borrower, or any transfer of the Collateral; (ii) the misapplication by Borrower, its agents, affiliates, officers or employees of any funds derived from the Collateral, including security deposits, insurance proceeds and condemnation awards, in violation of the Loan Documents; (iii) after the occurrence of an Event of Default or otherwise to the extent the Loan Documents require such application, Borrower’s failure to apply any income from the Collateral or any other collateral when received to the costs of maintenance and operation of the Collateral and to the payment of taxes, lien claims, insurance premiums, monthly payments of principal and interest or escrow payments or other payments due under the Loan Documents; (iv) any litigation or other legal proceeding related to the Debt filed by Borrower or the Guarantor that delays or impairs Lender’s ability to preserve, enforce or foreclose its lien on the Collateral, including, but not limited to, the filing of a voluntary petition concerning Borrower under the U.S. Bankruptcy Code, in which action a claim, counterclaim, or defense is asserted against Lender, other than any litigation or other legal proceeding in which a final, non-appealable judgment for money damages or injunctive relief is entered against Lender; (v) the gross negligence or willful misconduct of Borrower, its agents, affiliates, officers or employees which causes or results in a material diminution, or material loss of value, of the Collateral that is not reimbursed by insurance or which gross negligence or willful misconduct exposes Lender to claims, liability or costs of defense in any litigation or other legal proceeding; (vi) the seizure or forfeiture of the Collateral, or any portion thereof, or Lender’s interest therein, resulting from criminal wrongdoing by Borrower, its agents, affiliates, officers or employees; and (vii) waste to the Collateral caused by the acts or omissions of Borrower, its agents, affiliates, officers, employees or contractors; or the removal or disposal of any portion of the Collateral by any of the foregoing after an Event of Default to the extent such Collateral is not replaced by Borrower with like property of equivalent value, function and design.

12.                Any notice to Lender under this Note shall be in writing and shall be considered given when delivered by personal service or three (3) business days after placement in the U.S. mails, certified or registered mail, postage prepaid, addressed to Lender: c/o Cardinal Development, 375 Bristol Street, Suite 50, Costa Mesa, California 92626, Attention: David J. Seidner, or such other address as Lender may designate by written notice to Borrower. Any notice to Borrower under this Note shall be in writing and shall be considered given three (3) business days after placement in the U.S. mails, certified or registered mail, postage prepaid, addressed to Borrower: c/o Shopoff Advisors, L.P., 2 Park Plaza, Suite 700, Irvine, California 92614, Attention William A. Shopoff, or such other address as Borrower may designate by written notice to Lender.

13.                This Note is the controlling document concerning the matters addressed herein. Therefore, in the event of a conflict between the specific terms of this Note and those contained in other documents executed in connection herewith (collectively, with this Note, the “Loan Documents”), such specific terms of this Note shall prevail.

14.                As used herein, the word “days” shall mean and refer to calendar days; provided, however, in the event of a payment date or deadline falls on a Saturday, Sunday or federal holiday, such payment date or deadline shall be extended to the next following calendar day that is not a Saturday, Sunday or federal holiday.

[Signature Page Follows]

This Promissory Note Secured by Deed of Trust is executed as of the date first written above.

SPT-LAKE ELSINORE HOLDING CO., LLC, a Delaware limited liability company

By:	Shopoff Partners, L.P., a Delaware
limited partnership, sole member

By:	Shopoff General Partner, LLC, a
Delaware limited liability company,
general partner

By:	Shopoff Properties Trust, Inc.,
a Maryland corporation, manager

By:	/s/ William A. Shopoff
William A. Shopoff, President and CEO